Exhibit 10.1
EXECUTION VERSION

THIRD AMENDMENT TO
CREDIT AGREEMENT
dated as of
August 5, 2010
among
PETROQUEST ENERGY, INC.,
as Parent,

PETROQUEST ENERGY, L.L.C.,
as Borrower,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

and
The Lenders Party Hereto

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Syndication Agent,
and
BANK OF AMERICA, N.A.,
as Documentation Agent

J.P. MORGAN SECURITIES INC. and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
Co-Lead Arrangers

THIRD AMENDMENT TO CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”) dated as of August 5, 2010, is among PETROQUEST ENERGY, INC., a Delaware corporation, as the Parent, PETROQUEST ENERGY, L.L.C., a Louisiana limited liability company, as the Borrower, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and the Lenders party hereto.
R E C I T A L S
     A. The Parent, the Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of October 2, 2008, as amended by that certain First Amendment to Credit Agreement dated as of March 24, 2009 and that certain Second Amendment to Credit Agreement dated as of September 30, 2009 (as amended, the “Credit Agreement”), pursuant to which the Lenders have made certain loans to and extensions of credit for the account of the Borrower.
     B. The Borrower has notified the Administrative Agent that it plans to issue up to $200,000,000 of new Debt the proceeds of which new Debt shall be used to prepay the Senior Notes and for general corporate purposes. The Borrower has provided to the Administrative Agent a copy of the preliminary prospectus supplement with respect to the proposed issuance of such new Debt (the “Senior Notes Refinancing Debt Preliminary Prospectus Supplement”).
     C. The Borrower has requested that certain provisions of the Credit Agreement be amended in order to accommodate the foregoing transaction, and the Required Lenders have agreed to such amendments.
     D. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all article and section references in this Third Amendment refer to articles and sections of the Credit Agreement.
Section 2. Amendments to Credit Agreement.
     2.1 Amendments to Section 1.02.
     (a) The definition of “Agreement” is hereby amended and restated as follows:
     “Agreement” means this Credit Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, as the same may from time to time be further amended, modified, supplemented or restated.
          (b) The definition of “Permitted Refinancing Debt” is hereby amended by restating clause (a) thereof as follows:

“(a) such new Debt (i) if such new Debt refinances the Senior Notes and is issued on or before May 15, 2011, is in an aggregate principal amount not in excess of $200,000,000, or (ii) otherwise, is in an aggregate principal amount not in excess of the sum of (x) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (y) an amount necessary to pay any fees and expenses including premiums, related to such exchange or refinancing;”
(c) The definition of “Third Amendment” is hereby added where alphabetically appropriate to read as follows:
     “Third Amendment” means the Third Amendment to Credit Agreement dated as of August 5, 2010 among the Parent, the Borrower, the Administrative Agent and the Lenders party thereto.
     2.2 Amendment to Section 3.04(c). Section 3.04(c)(ii) is hereby amended and restated as follows:
“(ii) Upon any redetermination of or adjustment to the amount of the Borrowing Base in accordance with Section 2.07 or Section 8.13(c), if the total Revolving Credit Exposures exceeds the redetermined or adjusted Borrowing Base, then the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to such excess, (B) within 60 days of such redetermination or adjustment, provide Engineering Reports on additional Oil and Gas Properties not evaluated in the most recent Reserve Report having a loan value, as determined by the Required Lenders, equal to at least such deficiency, and (C) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j). The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral pursuant to clause (A) or (C) above in three (3) successive installments, each in an amount equal to one-third of such excess, due 60, 90 and 120 days, respectively, from the date of its receipt of the New Borrowing Base Notice; provided that all payments required to be made pursuant to this Section 3.04(c)(ii) must be made on or prior to the Termination Date.”
     2.3 Amendment to Section 8.14(a). Section 8.14(a) is hereby amended and restated as follows:
“(a) In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(c)(vi)) to ascertain

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whether the Mortgaged Properties represent at least 85% of the total value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 85% of such total value, then the Borrower shall, and shall cause the Borrower’s Subsidiaries to, grant, within thirty (30) days of delivery of the certificate required under Section 8.12(c) or on the date of the delivery of the additional Engineering Reports under Section 3.04(c)(ii)(B), to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 85% of such total value. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.”
     2.4 Amendment to Section 9.01(a). Section 9.01(a) is hereby amended by adding the following proviso at the end thereof:
“ provided that, upon the issuance of any Permitted Refinancing Debt regarding the Senior Notes, the Senior Notes shall be excluded from the calculation of Total Debt, for purposes of calculating the financial ratio under this Section 9.01(a), for a period of sixty (60) days from and after the date of such issuance.”
     2.5 Amendment to Section 9.04(b). Section 9.04(b) is hereby amended and restated as follows:
“Redemption of Senior Notes; Amendment of Senior Indenture. The Parent will not, and will not permit any of its Subsidiaries to, prior to the date that is ninety-one (91) days after the Maturity Date: (i) call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the Senior Notes or any Permitted Refinancing Debt in respect thereof; provided that the Borrower and/or the Parent may prepay the Senior Notes with the proceeds of any Permitted Refinancing Debt or with the net cash proceeds of any sale of Equity Interests (other than Disqualified Capital Stock) of the Parent, including any repayment by a call of such Senior Notes prior to May 15, 2011, following the completion of a tender offer which is substantially concurrent with the incurrence of such Permitted Refinancing Debt; or (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the

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terms of the Senior Notes, any Permitted Refinancing Debt or the Senior Indenture if the effect thereof would be to shorten its maturity or average life or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon.”
Section 3. Acknowledgments. The Administrative Agent hereby agrees and acknowledges that pursuant to clause (e) of the proviso in the definition of the term “Permitted Refinancing Debt,” the terms and documentation described in the Senior Notes Refinancing Debt Preliminary Prospectus Supplement are satisfactory to the Administrative Agent. The Lenders hereby acknowledge and agree that as provided in the proviso in the definition of the term “Maturity Date,” upon the prepayment of the Senior Notes with the proceeds of Permitted Refinancing Debt, in accordance with the terms of the Credit Agreement, as amended hereby, the Maturity Date shall be October 2, 2013.
Section 4. Conditions Precedent. This Third Amendment shall not become effective until the Administrative Agent shall have received from the Required Lenders, the Borrower and each Guarantor, counterparts (in such number as may be requested by the Administrative Agent) of this Third Amendment signed on behalf of such Persons.
     The Administrative Agent is hereby authorized and directed to declare this Third Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 5. Miscellaneous.
     5.1 Confirmation. The provisions of the Credit Agreement, as amended by this Third Amendment, shall remain in full force and effect following the effectiveness of this Third Amendment.
     5.2 Ratification and Affirmation; Representations and Warranties. Each of the Borrower and each Guarantor hereby (a) ratifies and affirms its respective obligations under, and acknowledges, renews and extends its respective continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (b) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this Third Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default has occurred and is continuing and (iii) no Material Adverse Effect shall have occurred.
     5.3 Loan Document. This Third Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

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     5.4 Counterparts. This Third Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Third Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
     5.5 NO ORAL AGREEMENT. THIS THIRD AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY SEPARATE LETTER AGREEMENTS WITH RESPECT TO FEES PAYABLE TO THE ADMINISTRATIVE AGENT CONSTITUTE THE ENTIRE CONTRACT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS THIRD AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     5.6 GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
     5.7 Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this Third Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
     5.8 Severability. Any provision of this Third Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     5.9 Successors and Assigns. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
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     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date first written above.

BORROWER:	PETROQUEST ENERGY, L.L.C.
/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer

PARENT:	PETROQUEST ENERGY, INC.
/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer

GUARANTOR:	TDC ENERGY, LLC
/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to Third Amendment

ADMINISTRATIVE AGENT: AND LENDER	JPMORGAN CHASE BANK, N.A. individually, as a Lender, as Administrative Agent and as Issuing Bank
	By:	/s/ Jo Linda Papadakis
		Name:	Jo Linda Papadakis
		Title:	Vice President

Signature Page to Third Amendment

LENDER:	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
	By:	/s/ Tom Byargeen
		Name:	Tom Byargeen
		Title:	Managing Director

	By:	/s/ Sharada Manne
		Name:	Sharada Manne
		Title:	Director

Signature Page to Third Amendment

LENDER	BANK OF AMERICA, N.A.
	By:	/s/ Sandra M. Serie
		Name:	Sandra M. Serie
		Title:	Vice President

Signature Page to Third Amendment

LENDER:	WELLS FARGO BANK, N.A.
	By:	/s/ Scott Hodges
		Name:	Scott Hodges
		Title:	Director

Signature Page to Third Amendment

LENDER:	WHITNEY NATIONAL BANK
	By:	/s/ John B. Lane
		Name:	John B. Lane
		Title:	Senior Vice President

Signature Page to Third Amendment